UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009 (November 18, 2009)

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Old Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 18, 2009, Pinnacle Foods Group LLC (“Pinnacle”), a Delaware limited liability company and our direct wholly-owned subsidiary, entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with Birds Eye Holdings, LLC (“Holdings”), a Delaware limited liability company, and Birds Eye Foods, Inc. (the “Company”), a Delaware corporation and a wholly-owned subsidiary of Holdings, pursuant to which Pinnacle will acquire all of the issued and outstanding capital stock of the Company (the “Stock Purchase”).

At the closing of the Stock Purchase (the “Closing”), Pinnacle will purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”) for a purchase price of $670.0 million in cash. At or immediately prior to the Closing, Pinnacle will also repay certain outstanding obligations of the Company, including all of its total indebtedness, which, as of June 27, 2009, was approximately $705 million. Consummation of the Stock Purchase is subject to several conditions, including the absence of certain legal impediments, the obtaining of certain domestic regulatory approvals and other customary closing conditions.

The Stock Purchase Agreement may be terminated by Holdings under certain circumstances. If the Stock Purchase Agreement is terminated as a result of Pinnacle’s breach or under certain other circumstances specified in the Stock Purchase Agreement, Pinnacle will be required to pay Holdings a termination fee of $40.0 million. Holdings may also specifically enforce Pinnacle’s rights and obligations under the Debt Commitment Letter (as defined below) and the Equity Commitment Letter (as defined below) under certain limited circumstances set forth in the Purchase Agreement.

Concurrently, and in connection with entering into the Stock Purchase Agreement, we entered into a debt commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, HSBC Bank USA, National Association, HSBC Securities (USA) Inc., MIHI LLC and Macquarie Capital (USA) Inc. (the “Debt Financing Sources”), pursuant to which, subject to the conditions set forth therein, the Debt Financing Sources committed to provide to us: (i) up to $895.0 million of senior secured credit facilities, for the purposes of paying the consideration under the Stock Purchase Agreement, refinancing the existing indebtedness of the Company, paying costs and expenses related to the transactions contemplated by the Stock Purchase Agreement and for general corporate purposes and working capital, and (ii) if up to $275.0 million of senior unsecured notes are not issued on or prior to the initial funding of the senior secured credit facilities, up to $275.0 million of senior unsecured increasing rate loans under a bridge facility, for the purposes of paying the consideration under the Stock Purchase Agreement, refinancing the existing indebtedness of the Company and paying costs and expenses related to the transactions contemplated by the Stock Purchase Agreement. To the extent that any amount of the term loan under the senior secured credit facility is unavailable, the aggregate principal amount of the senior unsecured notes or bridge facility, as applicable, will increase to such extent. The Debt Commitment Letter expires on the earlier of March 31, 2010 and the termination of the Stock Purchase Agreement.

Pinnacle also obtained an equity commitment letter (the “Equity Commitment Letter”) from Blackstone Capital Partners V L.P. (“Blackstone”), pursuant to which, and subject to the terms and conditions set forth therein, Blackstone committed to provide to Pinnacle up to $350.0 million for the purposes of financing, and to the extent necessary to fund, the transactions contemplated pursuant to and in accordance with the Stock Purchase Agreement and related expenses.

The foregoing summary of the Stock Purchase Agreement, the Debt Commitment Letter, the Equity Commitment Letter and the transactions contemplated thereby does not purport to be complete. Additionally, the foregoing summary of the Stock Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference, and the foregoing summary of the Debt Commitment Letter is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

The Stock Purchase Agreement and the Debt Commitment Letter (the “Disclosed Agreements”) have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other factual information about Pinnacle. The representations, warranties and covenants contained in the Disclosed

Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Disclosed Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Disclosed Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Pinnacle, the Company or Holdings or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 18, 2009, by and among Birds Eye Holdings, LLC, Birds Eye Foods, Inc. and Pinnacle Foods Group LLC.

10.1	Debt Commitment Letter from Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, HSBC Bank USA, National Association, HSBC Securities (USA) Inc., MIHI LLC and Macquarie Capital (USA) Inc., dated November 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/S/ CRAIG STEENECK
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: November 24, 2009

Index to Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of November 18, 2009, by and among Birds Eye Holdings, LLC, Birds Eye Foods, Inc. and Pinnacle Foods Group LLC.

10.1	Debt Commitment Letter from Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, HSBC Bank USA, National Association, HSBC Securities (USA) Inc., MIHI LLC and Macquarie Capital (USA) Inc., dated November 18, 2009.

*	Schedules and similar attachments to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any committed schedules or similar attachment to the SEC upon request.